Gryphon Announces Increase in Size of Private Placement

November 14, 2007: Gryphon Gold Corporation (GGN:TSX / GYPH:OTC.BB) announced today that in response to very strong market demand the Private Placement announced on November 12, 2007 has been increased in size to Cdn$5.44 million from Cdn$3.84 million. Other terms of the private placement are unchanged.

Gryphon Gold plans to offer up to 6.8 million units (formerly 4.8 million units) at C$0.80 per Unit to a limited number of qualified accredited investors. Each unit will consist of one share of common stock and one full purchase warrant. The two year warrants will be exercisable at a price of C$1.00 if exercised within twelve months of the closing (the "First Anniversary") and at a price C$1.25 if exercised after the First Anniversary but prior to expiry.

The private placement is subject to completion of documentation and obtaining regulatory approvals. The number of Units sold may vary from the anticipated number referred to in this press release based on market conditions. The Units may be offered for sale directly by Gryphon Gold and by registered dealers. The proceeds are expected to be applied to fund the continuation of Gryphon Gold’s exploration and development program and general corporate purposes.

The Units, including the common stock, warrants and shares underlying the warrants, offered are not currently qualified by prospectus in Canada or registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), or the laws of any state, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. The securities are subject to resale restrictions under applicable securities laws. In connection with this private placement, Gryphon Gold will grant registration rights to each of the investors.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

ON BEHALF OF THE BOARD OF DIRECTORS,
TONY KER, CEO, GRYPHON GOLD CORPORATION

Full financial statements and securities filings are available on our website: www.gryphongold.com and www.sec.gov or www.sedar.com. For further information contact: Tony Ker, Chief Executive Officer, by phone: 604-261-2229, or email at tker@gryphongold.com or Michelle/Larry oth of Roth Investor Relations, Inc. at 732-792-2200 or Renmark Financial Communication, Neil G. Murray-Lyon at (514) 939-3989. R

The Borealis property is described in the technical report dated August 15, 2006 and revised January 11, 2007 titled Technical Report on the Mineral Resources of the Borealis Gold Project Located in Mineral County, Nevada, U.S.A. and prepared in accordance with National Instrument 43-101 of the Canadian Securities Administrators. The technical report describes the exploration history, geology and style of gold mineralization at the Borealis property. Sample preparation, analytical techniques, laboratories used and quality assurance-quality control protocols used during the drilling programs at the Borealis property site are the same as, or similar to, those described in the technical report.

This press release contains "forward-looking information" which may include, but is not limited to, statements with respect to the purposed private placements; terms of the private placement securities, the amount anticipated to be raised; used of proceeds, if any; resource estimates; projections; our planned exploration and drilling programs; the availability of future financing for exploration and other plans, projections, estimates and expectations. Such forward-looking statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including, the risks and uncertainties outlined in our most recent financial statements and reports and registration statement filed with the SEC(available at www.sec.gov) and with Canadian securities administrators(available at www.sedar.com). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected.

All mineral resources have been estimated in accordance with the definition standards on mineral resources and mineral reserves of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in National Instrument 43-101, commonly referred to as NI 43-101. U.S. reporting requirements for disclosure of mineral properties are governed by the United States Securities and Exchange Commission (SEC) Industry Guide 7. Canadian and Guide 7 standards are substantially different. This press release uses the terms "measured," "indicated" and "inferred" resources. We advise investors that while those terms are recognized and required by Canadian regulations, the SEC does not recognize them. Inferred mineral resources are considered too speculative geologically to have economic considerations applied to them that enable them to be categorized as mineral reserves. We do not undertake to update forward-looking statements.